                                                                     Exhibit 4.1

            SECOND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment"), dated as of September 26, 2002, is between BJ Services Company, a Delaware corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to an Amended and Restated Rights Agreement, dated as of September 26, 1996 and a First Amendment to Amended and Restated Rights Agreement and Appointment of Rights Agent, dated as of March 31, 1997 (as amended, the "Rights Agreement") and

     WHEREAS, the Company desires to amend the Rights Agreement pursuant to
Section 27 of the Rights Agreement as set forth below;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1.   Amendment of Section 7(a).

          Section 7(a) of the Rights Agreement is amended by deleting clause (i) thereof and replacing it with the following:

(i)  the close of business on September 26, 2012 (the "Final Expiration Date"),

     2.   Amendment of Section 7(b).

          Section 7(b) of the Rights Agreement is amended by deleting the first sentence thereof and replacing it with the following:

The Purchase Price shall be initially $520 for each one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right.

     3.   Amendment of Section 27.

          Section 27 of the Rights Agreement is amended by deleting the last sentence thereof and replacing it with the following:

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment other than to Sections 18, 19, 20, 21, 27 or 32 that does not amend the Rights Agreement hereof in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

     4.   Amendment to Section 30.

          Section 30 of the Rights Agreement is amended by deleting the last sentence thereof and replacing it with the following:

All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

     5.   Amendment to Form of Right Certificate.

          The Form of Right Certificate set forth as Exhibit B to the Amended and Restated Rights Agreement is amended to conform to the amendments to Sections 7(a) and 7(b) of the Amended and Restated Rights Agreement contained herein by changing references to (i) January 17, 2004 therein to September 26, 2012 and (ii) $150 therein to $520. [A copy of the amended Form of Right Certificate is attached hereto as Exhibit A.]

     6.   Effectiveness.

          This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     7.   Miscellaneous.

          This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

                               BJ SERVICES COMPANY


                               By:     /s/ J. W. Stewart
                                   ----------------------------------------
                               Name:  J. W. Stewart
                               Title: Chairman of the Board, President and
                                      Chief Executive Officer

                               THE BANK OF NEW YORK, as rights agent


                               By:   /s/ James Dimino
                                   ----------------------------------------
                               Name:  James Dimino
                               Title: Vice President

                         Exhibit A to Second Amendment
                                                                       Exhibit B

                            Form of Right Certificate

Certificate No. R-____________                                   ________ Rights

     NOT EXERCISABLE AFTER SEPTEMBER 26, 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                                Right Certificate

                               BJ SERVICES COMPANY

     This certifies that ___________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of September 26, 1996, as amended and as the same may be amended from time to time (the "Rights Agreement"), between BJ Services Company, a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on September 26, 2012 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company, at a purchase price of $520 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 26, 2002, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of Preferred Stock or shares of the Company's Common Stock, par value $.10 per share.

     No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to the stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

              (The remainder of this page is intentionally blank.)

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

     Dated as of the ____ day of _______________, _______.

Attest:                                          BJ Services Company


By: ___________________________                  By: ___________________________

Countersigned:


_______________________________,
as Rights Agent

By: ___________________________
        Authorized Signature